Exhibit 10.17

ASSIGNMENT AND ASSUMPTION

April 9, 2009 (the “Effective Date”)

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and each Assignee is identified in item 2 below (referred to individually herein as an “Assignee” and collectively, the “Assignees”) with their applicable pro rata percentage of the Assigned Interests (defined below) being assigned to them by the Assignor (“Applicable Percentage”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Authorization Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by each Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to each Assignee its Applicable Percentage, and each Assignee hereby irrevocably purchases and assumes its Applicable Percentage from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Bank as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as the Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as the Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to each Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	Bank of Montreal

2.	Assignees:	SCSF Kellwood Finance, LLC (25%) and Sun Kellwood Finance, LLC (75%)

3.	Borrower:	Kellwood Holding Corp., a Delaware corporation (formerly known as Cardinal Integrated, LLC)

4.	Credit Agreement:	Bank of Montreal Loan Authorization Agreement dated February 13, 2008 between the Borrower and Bank of Montreal (as the same has been and may further be amended, restated, supplemented or otherwise modified from time to time)
5.	Assigned Interest:

See Exhibit A.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

2

Dates as of the date first written above.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

BANK OF MONTREAL

By:	/s/ Brett M Sanchez
Name: Brett M Sanchez
Title: Vice President

ASSIGNEES:

SCSF KELLWOOD FINANCE, LLC

By:	/s/ Michael J. McConvery
Name: Michael J. McConvery
Title: Vice President

SUN KELLWOOD FINANCE, LLC

By:	/s/ Michael J. McConvery
Name: Michael J. McConvery
Title: Vice President

The terms set forth in this Assignment and Assumption are hereby acknowledged by:

KELLWOOD HOLDING CORP.

By:	/s/ Michael J. McConvery
Name: Michael J. McConvery
Title: Vice President

ANNEX 1

LOAN AUTHORIZATION AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become the Bank under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as the Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of the Bank thereunder, (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (iv) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (v) it has, independently and without reliance upon the Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest; and (b) agrees that (i) it will, independently and without reliance on the Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as the Bank.

2. Payments. From and after the Effective Date, (i) each Assignee shall make all payments in respect of its Applicable Percentage of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and (ii) Assignor shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to each Assignee with respect to its Applicable Percentage for amounts which have accrued from and after the Effective Date.

3. Assignees’ Rights. Assignor agrees that each Assignee and its affiliates (including Guarantor) shall have all rights of exoneration, contribution, reimbursement, recourse or subrogation as if the indebtedness evidenced by the Note has been paid in full, notwithstanding the fact that payment in full has not actually occurred but rather has been effectuated by an assignment of interests therein and that the provisions of Section 5 of the Guaranty shall be of no further force or effect.

4. Release. Each Assignee agrees that Assignor shall be released of all of its obligations and liabilities under the Loan Documents.

5. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Illinois.

EXHIBIT A

Facility Assigned	Original Loan Authorization Date	Principal Due as of Effective Date	Interest Due as of Effective Date	Fees Due as of Effective Date	Amount of Commitment/ Loans Assigned	% Assigned of Commitment/Loans	CUSIP Number
Loans	February 13, 2008	$68,768,082.36	$717,116.50	$4,691.31	$72,000,000	100%	[______]